EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1466 N. HIGHWAY 89 STE. 230

FARMINGTON, UTAH 84025

(801) 447-9572 FAX (801) 447-9578

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rich Cigars, Inc.

5100 SW 103rd Street, Ocala, FL 34476

As independent registered public accountants, we hereby consent to the use of our report dated March 29, 2016, with respect to the financial statements of Rich Cigars, Inc., in its registration statement on Form S-1/A Amendment No. 3. We also consent to the reference of our firm under the caption "experts" in the registration statement.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.
Farmington, Utah
July 6, 2016